Exhibit 10.6

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT (“IP Security Agreement), dated as of February 13, 2017, is made by and among RiceBran Technologies, a California corporation (the “Company”), all of the Subsidiaries of the Company (such subsidiaries, the “Guarantors” and together with the Company, the “Debtors”) and the holders of the Company’s Senior Secured Convertible Debentures due two (2) years following their issuance, in the original aggregate principal amount of $6,600,000 (collectively, the “Debentures”) signatory hereto, their endorsees, transferees and assigns (collectively, the “Secured Parties”).

W I T N E S S E T H:

WHEREAS, the Company has entered into a Securities Purchase Agreement with certain purchasers (“Purchasers”) dated as of February 9, 2017 (the “Purchase Agreement”) and a Security Agreement dated as of February 13, 2017 (the “Security Agreement”) with the Secured Parties hereto;

WHEREAS, pursuant to the Purchase Agreement (as defined in the Debentures), the Secured Parties have severally agreed to extend the loans to the Company evidenced by the Debentures;

WHEREAS, pursuant to a certain Subsidiary Guarantee, dated as of February 13, 2017 (the “Guarantee”), the Guarantors have jointly and severally agreed to guarantee and act as surety for payment of such Debentures; and

WHEREAS, in order to induce the Secured Parties to extend the loans evidenced by the Debentures, each Debtor has agreed to execute and deliver to the Secured Parties this IP Security Agreement and to grant the Secured Parties, pari passu with each other Secured Party and through Sabby Management, LLC, who is defined as the “Agent” in Section 18 of the Security Agreement, a security interest in certain property of such Debtors to secure the prompt payment, performance and discharge in full of all of the Company’s obligations under the Debentures and the Guarantors’ obligations under the Guarantee.

NOW THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.             Grant of Security. Each Debtor hereby unconditionally and irrevocably pledges, grants and hypothecates to the Secured Parties for the ratable benefit of the Secured Parties a security interest in and to, a lien upon and a right of set-off against all of the respective right, title and interest of each such Debtor in, to and under the following (the “IP Collateral”):

(a)         the patents and patent applications set forth in Schedule 1 hereto and all reissues, divisions, continuations, continuations-in-part, rights of priority, renewals, extensions, reexaminations, and reissues thereof and amendments thereto (the “Patents”);

(b)         the trademark registrations and applications set forth in Schedule 2 hereto, together with all of the goodwill connected with the use thereof and symbolized thereby and all extensions and renewals thereof (the “Trademarks”), excluding only United States intent-to-use (“ITU”) trademark applications to the extent that, and solely during the period in which, the grant, attachment, or enforcement of a security interest therein would, under applicable federal law, impair the registrability of such applications or the validity or enforceability of registrations issuing from such ITU applications;

(c)          the copyright registrations, applications and copyright registrations and applications exclusively licensed to each Debtor set forth in Schedule 3 hereto, and all extensions and renewals thereof (the “Copyrights”);

(d)         all rights of any kind whatsoever of each such Debtor accruing under any of the foregoing IP Collateral provided by applicable law of any jurisdiction, by international treaties and conventions and otherwise throughout the world;

(e)         any and all royalties, fees, income, payments and other proceeds now or hereafter due or payable with respect to any and all of the foregoing; and

(f)          any and all claims and causes of action with respect to any of the foregoing, whether occurring before, on or after the date hereof, including all rights to and claims for damages, restitution and injunctive and other legal and equitable relief for past, present and future infringement, dilution, misappropriation, violation, misuse, breach or default, with the right but no obligation to sue for such legal and equitable relief and to collect, or otherwise recover, any such damages.

2.             Recordation.  Each Debtor authorizes the Commissioner for Patents, the Commissioner for Trademarks and the Register of Copyrights and any other government officials to record and register this IP Security Agreement upon request by the Agent or any Secured Party.  Upon discharge in full of the Company’s and Debtors’ obligations under the Debentures and Security Agreement and the Guarantors’ obligations under the Guarantee, and written notification of discharge in full from the Agent on behalf of all Secured Parties, Company and Debtors are authorized to record with the foregoing government agencies and officials the documents necessary to release the security interests granted on the IP Collateral under this Agreement.

3.             Loan Documents.  This IP Security Agreement has been entered into pursuant to and in conjunction with the Purchase Agreement, Security Agreement, Debentures, and Guarantee which are hereby incorporated by reference.  The provisions of the Security Agreement shall supersede and control over any conflicting or inconsistent provision herein.  The rights and remedies of the Agent and Secured Parties with respect to the IP Collateral are as provided by the Purchase Agreement, Security Agreement, Debentures, and Guarantee and related documents, and nothing in this IP Security Agreement shall be deemed to limit such rights and remedies.

4.             Execution in Counterparts.  This IP Security Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page to this IP Security Agreement by facsimile or in electronic format (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this IP Security Agreement.

5.             Successors and Assigns.  This IP Security Agreement will be binding on and shall inure to the benefit of the parties hereto and their respective successors and assigns.

6.             Governing Law.  This IP Security Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this IP Security Agreement and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the laws of the United States and the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction).

[SIGNATURE PAGE FOLLOWS]

Exhibit 10.6

IN WITNESS WHEREOF, the parties hereto have caused this IP Security Agreement to be duly executed on the day and year first above written.

RICEBRAN TECHNOLOGIES

By:	/s/ Robert Smith
Name: Robert Smith
Title: Chief Executive Officer

HEALTHY NATURAL INC. NUTRACEA, LLC RICE RX, LLC RICE SCIENCE, LLC THE RICEX COMPANY RICEX NUTRIENTS, INC. SRB-MERM, LLC SRB-LC, LLC SRB-MT,LLC SRB-WS, LLC SRB-IP, LLC

By:	/s/ J. Dale Belt
Name: J. Dale Belt
Title: Secretary

SCHEDULE 1

PATENTS AND PATENT APPLICATIONS

Issued United States Patents

Patent No.	Title	Filing Date	Notes
6,902,739	Methods for Treating Joint Inflammation, Pain, and Loss of Mobility	Nov 6, 2001	Method of Use: treating lameness and motility in animals
5,985,344	Process for Obtaining Micronutrient Enriched Rice Bran Oil	Aug 31, 1998	Method of Making: rice bran oil with enhanced anti-oxidant content
6,126,943	A Method for Treating Hypercholesterolemia, Hyperlipidemia, and Atherosclerosis	Aug 28, 1998	Method of Use: lowering cholesterol in mammals
6,303,586	A Method for Treating Diabetes, Hyperglycemia and Hypoglycemia	Aug 28, 1998	Method of Use: control serum glucose in mammals
6,350,473	Method for Treating Hypercholesterolemia, Hyperlipidemia, and Atherosclerosis	Jul 24, 2000	Method of Use: controlling serum glucose
6,558,714	Method for Treating Hypercholesterolemia, Hyperlipidemia, and Atherosclerosis	Nov 16, 2001	Method of Making: SRB derivatives (RiBalance, RiSolubles and RiFiber)
6,733,799	Method for Treating Hypercholesterolemia, Hyperlipidemia, and Atherosclerosis	May 5, 2003	Method of Use: inhibiting platelet aggregation and HMGCoA reductase in a mammal

Issued Foreign Patents

Application/Patent No.	Title
Canada 2,305,665	Supportive Therapy for Diabetes, Hyperglycemia and Hypoglycemia
Canada 2,454,658	Methods for Treating Joint Inflammation, Pain and Loss of Mobility
India 221444	Supportive Therapy for Diabetes, Hyperglycemia and Hypoglycemia
India 233702	Method for Treating Hypercholesterolemia, Hyperlipidemia, and Atherosclerosis
Mexico 232655	Supportive Therapy for Diabetes, Hyperglycemia and Hypoglycemia
Mexico 286309	Supportive Therapy for Diabetes, Hyperglycemia and Hypoglycemia
China ZL 98810675.2	Supportive Therapy for Diabetes, Hyperglycemia and Hypoglycemia
Singapore 71377	Supportive Therapy for Diabetes, Hyperglycemia and Hypoglycemia
Korea 0583211	A Method for Treating Diabetes, Hyperglycemia and Hypoglycemia

Australia 751704	Supportive Therapy for Diabetes, Hyperglycemia and Hypoglycemia
New Zealand 503648	Supportive Therapy for Diabetes, Hyperglycemia and Hypoglycemia
Australia 2002315558	Methods for Treating Joint Inflammation, Pain and Loss of Mobility
Europe: UK 1011702; France 1011702; Germany 69842477.8	Supportive Therapy for Diabetes, Hyperglycemia and Hypoglycemia
Europe: UK 141966; EU 141966	Methods for Treating Joint Inflammation, Pain and Loss of Mobility
Hong Kong (Europe) 1065943	Methods for Treating Joint Inflammation, Pain and Loss of Mobility

SCHEDULE 2

TRADEMARK REGISTRATIONS AND APPLICATIONS

NUTRACEA / RICEBRAN TECHNOLOGIES:

TRADEMARK/SERVICEMARK		REG. #	SERIAL #	FILE DATE	STATUS	STATE / COUNTRY
	Ricebran Technologies
1	THE RICE PATTY COLLECTION	3229286	78777214	12/20/2005	Registered	USA
2	RISOLUBLES	2461604	76045704	5/10/2000	Registered	USA
3		2461745	76070970	6/15/2000	Registered	USA
4	DR. VETZ	3256988	78596468	3/28/2005	Registered	USA
5	EQUINE SHINE STABILIZED RICE BRAN	2659543	78075504	7/24/2001	Registered	USA
6	NUTRACEA	2658784	76313803	9/17/2001	Registered	USA
7	SERVING MANKIND	3410639	78791191	1/13/2006	Registered	USA
8	PELOTAS	3652856	77597273	10/21/2008	Registered	USA
9	RIBALANCE	3581499	77383574	1/29/2008	Registered	USA
10	RIPROSPORT	3948284	77670444	2/13/2009	Registered	USA
11	NUTRITION BY NATURE	4266719	85451243	10/19/2011	Registered	USA
12	RICEBRAN TECHNOLOGIES	4512804	85734998	9/21/2012	Registered	USA
13	RICEBRANTECH	4573008	85741584	9/28/2012	Registered	USA
14	PRORYZA	4683405	85882576	3/21/2013	Registered	USA
15	RIBRAN	4820516	86172636	1/22/2014	Registered	USA
16	NUKACHA THE POWER OF RICE BRAN AND GREEN TEA (AND DESIGN)		86644692	5/28/2015	Pending	USA
17	NUKACHA (DESIGN)	4990087	86644708	5/28/2015	Registered	USA

SCHEDULE 3

COPYRIGHT REGISTRATIONS

NONE.